UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Basic Energy Services, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Basic Energy Services, Inc.

Supplemental Proxy Statement Information

The following supplemental information is being provided by Basic Energy Services, Inc., a Delaware corporation (the “Company”), in connection with the Company’s proxy statement (the “Proxy Statement”) furnished in connection with its 2013 Annual Meeting of Stockholders.

In connection with the Proxy Statement, independence matters and the election of Antonio O. Garza, Jr. as director, the Company notes that amounts paid to a law firm affiliated with Antonio O. Garza, Jr. were less than $10,000 during each of 2012 and 2011. The Company’s Board of Directors did not believe the immaterial amounts paid to such firm affected the independence of Mr. Garza in serving on the Board or committees of the Company’s Board. The foregoing information is provided due to certain proxy advisory firms basing voting recommendations on the immaterial amounts not being disclosed in the Proxy Statement.